Exhibit 99.1

CERo Therapeutics, Inc. Announces Option Exercise for Additional Series D Financing

SOUTH SAN FRANCISCO, Calif.– June 6, 2025 - (Globe Newswire) – CERo Therapeutics Holdings, Inc. (Nasdaq: CERO) (“CERo”), an innovative immunotherapy company seeking to advance the next generation of engineered T cell therapeutics that employ phagocytic mechanisms, announces that the Company has issued additional shares of its Series D Preferred Stock to certain institutional investors (the “Investors”) pursuant to the securities purchase agreement previously entered into by and between the Company and such Investors on April 22, 2025 with respect to the issuance of shares of Series D Preferred Stock for an aggregate purchase price of up to $8 million, including $5 million previously issued in April 2025 and up to $3 million issuable at the option of the Investors. The shares of Series D Preferred Stock are convertible into shares of the Company’s common stock.

“We welcome this vote of confidence and the continued support of our investors as we continue to show progress along our clinical timeline. The completion of our first-in-human dosing represents a significant clinical development milestone in AML for CER-1236, a novel autologous CAR-T therapeutic candidate targeting TIM 4L, and we will continue to communicate results as the data matures,” said Chris Ehrlich, Chief Executive Officer.

The gross proceeds to CERo from today’s closing are expected to be approximately $750,000, with up to $2.25 million of cash that may be funded at one or more additional closings, at the election of the Investors. CERo intends to use the net proceeds from the offering to take advantage of the two recent FDA IND allowances in liquid and solid tumors and complete the previously announced site activation at MDACC, as well as bring other sites online quickly.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About CERo Therapeutics Holdings, Inc.

CERo is an innovative immunotherapy company advancing the development of next generation engineered T cell therapeutics for the treatment of cancer. Its proprietary approach to T cell engineering, which enables it to integrate certain desirable characteristics of both innate and adaptive immunity into a single therapeutic construct, is designed to engage the body’s full immune repertoire to achieve optimized cancer therapy. This novel cellular immunotherapy platform is expected to redirect patient-derived T cells to eliminate tumors by building in engulfment pathways that employ phagocytic mechanisms to destroy cancer cells, creating what CERo refers to as Chimeric Engulfment Receptor T cells (“CER-T”). CERo believes the differentiated activity of CER-T cells will afford them greater therapeutic application than currently approved chimeric antigen receptor (“CAR-T”) cell therapy, as the use of CER-T may potentially span both hematological malignancies and solid tumors. In April 2025, CERo initiated clinical trials for its lead product candidate, CER-1236,for hematological malignancies.

Forward-Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of CERo. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When CERo discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, CERo’s management.

Actual results could differ from those implied by the forward-looking statements in this communication. Certain risks that could cause actual results to differ are set forth in CERo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on April 15, 2025, and the documents incorporated by reference therein. The risks described in CERo’s filings with the Securities and Exchange Commission are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can CERo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by CERo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. CERo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Chris Ehrlich

Chief Executive Officer

chris@cero.bio

Investors:

CORE IR

investors@cero.bio